EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of DigitalThink, Inc. on Form S-3 of our report dated April 23, 2002 (August 12, 2002 as to Note 14), appearing in the Annual Report on Form 10-K/A of DigitalThink, Inc. for the year ended March 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP


San Francisco, California
May 7, 2003